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                        OFFICE OF RECORDER OF DEEDS

                           Corportion Division

                         Sixth and D Streets, N.W.

                          Washington, D.C. 20001


                               CERTIFICATE



     THIS IS TO CERTIFY that all applicable provisions of the District of Columbia Business Corporation Act have been complied with and ACCORDINGLY this Certificate of Amendment is hereby issued to MICHAEL A. ROSENBERG & ASSOCIATES, INC.

changed to MARCO, INCORPORATED

as of April 18, 1978.



                                        PETER S. RIDLEY,
                                        Recorder of Deeds, D.C.


                                       By: /s/ David H. Cole
                                           ------------------------------
                                           David H. Cole
                                           Superintendent of Corporations


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                           ARTICLES OF AMENDMENT

                                TO THE

                         ARTICLES OF INCORPORATION

To: The Recorder of Deeds, D.C.

    Washington, D.C.


     Pursuant to the provisions of Title 29, Chapter 9 of the Code of Laws of the District of Columbia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

FIRST: The name of the corporation is Michael A. Rosenberg & Associates, Inc.

SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on April 13, 1973 in the manner prescribed by the Code of Laws of the District of Columbia.

          RESOLVED, that the Certificate of Incorporation of Michael A. Rosenberg & Associates, Inc. be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall read:

          "FIRST: The name of the corporation is MARCO, Incorporated."

THIRD: The number of shares of the corporation outstanding at the time of such adoption was

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one thousand five hundred and eighty-eight (1588) and the number of shares entitled to vote thereon was one thousand five hundred and eighty-eight (1588).

FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follwos:


                Class                   Number of Shares
                -----                   ----------------

               Common                         1588

FIFTH: The number of shares voted for such amendment was one thousand five hundred and eighty-eight (1588), and the number of shares voted against such amendment was none.

SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: None.

SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows: No change.

EIGHT: The manner in which such amendment effects a change in the amount of stated capital, or paid in surplus, or both, and the amount of stated capital and the amount of paid in surplus as changed by such amendment, are as follows: None.

Dated: April 13, 1978                   Michael A. Rosenberg & Associates, Inc.


                                        By: /s/ Michael A. Rosenberg
                                            --------------------------------
                                                     President


Attest:

/s/ illegible
----------------------------
        Secretary